UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 13, 2025

FS Specialty Lending Fund

(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	811-24080 (Commission File Number)	27-6822130 (I.R.S. Employer Identification No.)

201 Rouse Boulevard Philadelphia, Pennsylvania (Address of principal executive offices)	19112 (Zip Code)

Registrant’s telephone number, including area code: (215) 495-1150

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.	Other Events.

NYSE Listing

On November 13, 2025, the common shares of beneficial interest, par value $0.001 per share (“Common Shares”), of FS Specialty Lending Fund (formerly New FS Specialty Lending Fund) (the “Fund”) commenced trading on the New York Stock Exchange (“NYSE”) under the ticker symbol “FSSL” (the “Listing”).

Investment Advisory Agreement and Fee Waiver Agreement

As previously announced, the Fund entered into (i) an investment advisory agreement (the “Advisory Agreement”) and (ii) a fee waiver agreement (the “Fee Waiver”), each between the Fund and FS Specialty Lending Advisor (the “Adviser”).

Pursuant to the Advisory Agreement, effective as of the Listing, the Fund will pay a management fee consisting of a base management fee and an income incentive fee as follows:

•	a base management fee calculated at an annual rate of 1.50% of the Fund’s gross assets; and
•	an income incentive fee, calculated quarterly in arrears, equal to 20% of “pre-incentive fee net investment income,” subject to a lower hurdle rate of 6.0%, calculated as a rate of return on the Fund’s net assets. Additionally, once the Fund’s pre-incentive fee net investment income in any quarter exceeds the hurdle rate, the Adviser will be entitled to a “catch-up” fee equal to the amount of the Fund’s pre-incentive fee net investment income in excess of the hurdle rate, until the Fund’s pre-incentive fee net investment income for such quarter equals 1.875%, or 7.5% annually, of net assets. Thereafter, the Adviser will be entitled to receive 20.0% of the Fund’s pre-incentive fee net investment income.

The base management fee will be payable quarterly in arrears. The base management fee for any partial quarter will be appropriately pro-rated.

Pursuant to the Fee Waiver, the Adviser has contractually agreed to (i) waive a portion of the base management fee equal to 0.15% of the Fund’s gross assets and (ii) waive a portion of the income incentive fee, such that the Fund’s income incentive fee will be equal to 10% of “pre-incentive fee net investment income.” The Fee Waiver becomes effective upon the Listing and will remain in effect until the Fund ceases to be registered under the 1940 Act, unless sooner terminated with the written consent of the Board, including a majority of the Trustees who are not “interested persons” of the Fund or the Adviser, as defined in section 2(a)(19) of the 1940 Act. The foregoing description of the Advisory Agreement and the Fee Waiver does not purport to be complete and is qualified in its entirety by reference to the full text of the Advisory Agreement and the Fee Waiver, filed as Exhibit 10.1 and 10.2, respectively, to the Fund’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on October 28, 2025, and incorporated herein by reference.

Distribution Reinvestment Plan

As previously announced, on July 25, 2025, the board of trustees (the “Board”) of the Fund approved and adopted a distribution reinvestment plan (the “DRP”). The DRP became effective upon the Listing.

Pursuant to the DRP, the Fund will reinvest all cash dividends or distributions on behalf of shareholders who do not elect to receive their distributions in cash. As a result, shareholders who have not elected to “opt out” of the DRP will have their distributions automatically reinvested in additional Common Shares of the Fund.

A copy of the DRP was filed as Exhibit (e) to the N-2 filed with the SEC on July 25, 2025, and is incorporated herein by reference to exhibit 4.1 hereto.

Classification of the Board of Trustees

As previously disclosed, effective as of the Listing, the Board is divided into three classes, Class I, Class II and Class III, with one class standing for election at each annual meeting of shareholders of the Fund and each class serving a three-year term (except with respect to the initial terms as set forth below) as follows:

•	Class I trustees will serve an initial term to expire at the Fund’s first annual meeting of shareholders (to be held in 2026), and subsequently will be elected to serve three-year terms;
•	Class II trustees will serve an initial term to expire at the Fund’s second annual meeting of shareholders (to be held in 2027), and subsequently will be elected to serve three-year terms; and
•	Class III trustees will serve an initial term to expire at the Fund’s third annual meeting of shareholders (to be held in 2028), and subsequently will be elected to serve three-year terms.

The Board of Trustees has designated the trustees to serve in each class as follows:

•	Class I - Mr. Charles P. Pizzi and Mr. Pedro A. Ramos
•	Class II - Mr. Richard I Goldstein and Mr. Gregory P. Chandler
•	Class III - Mr. Michael C. Forman and Mr. Sidney R. Brown.

Trustees will serve for their elected or appointed terms or until their successors are duly elected and qualified or their earlier resignation or removal. The classification of the Board may have the effect of delaying or preventing potential changes of control of the Board.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description

4.1	FS Specialty Lending Fund Distribution Reinvestment Plan (incorporated by reference to Exhibit (e) to the N-2 filed with the Securities and Exchange Commission on July 25, 2025.)
10.1	Investment Advisory Agreement between the Fund and the Adviser (incorporated by reference to Exhibit 10.1 to the 8-K filed with the Securities and Exchange Commission on October 28, 2025.)
10.2	Fee Waiver Agreement between the Fund and the Adviser (incorporated by reference to Exhibit 10.2 to the 8-K filed with the Securities and Exchange Commission on October 28, 2025.)
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FS Specialty Lending Fund

Date:	November 13, 2025	By:	/s/ Stephen S. Sypherd
Stephen S. Sypherd
General Counsel